Xos, Inc. Announces Fourth Quarter Deliveries and Preliminary Revenues
LOS ANGELES, CA – January 31, 2022 – Xos, Inc. (Nasdaq: XOS), a leading manufacturer of Class 5 to Class 8 commercial electric vehicles and powertrains, and provider of charging infrastructure and fleet management software (“Xos” or the “Company”), today announced preliminary results for the quarter ended December 31, 2021:

•Deliveries of 32 units
•Revenue of $3.1 million
These results compare to the previously announced fourth quarter outlook of 15 to 25 unit deliveries and revenues of $1.7 to $3.0 million provided in the Company’s third quarter 2021 earnings release from November 11, 2021.
“Our ramp up in deliveries as we moved through the fourth quarter at both our Byrdstown and Monterrey facilities demonstrates our ability to fulfill customer orders for our zero-emission vehicles and powertrains in the face of a global supply chain disruption,” said Dakota Semler, Xos’ Chief Executive Officer. “We have continued to innovate and are excited to have installed our next-generation Lyra SeriesTM commercial vehicle battery packs in units delivered in the fourth quarter. We owe our success to the contributions of our dedicated Xos team members and look forward to scaling further in 2022.”
The Company is providing preliminary results for the three months ended December 31, 2021, ahead of commitments to meet with institutional investors. The Company expects to report additional financial metrics when it reports its financial results for the fourth quarter and year ended December 31, 2021 in March 2022.
The delivery metrics and preliminary revenue results presented above should not be relied on as an indicator of final quarterly financial results, which depend on various factors, including cost of goods sold and operating expenses. Preliminary revenues are based on management’s initial review of operations for the quarter ended December 31, 2021 and remain subject to completion of the Company’s customary closing and review procedures and final adjustments and other developments that may arise between now and the time the financial results for the quarter ended December 31, 2021 are finalized. It is possible that the final reported results for the quarter ended December 31, 2021 may differ materially from the information provided in this release.
ABOUT XOS, INC.
Xos is a leading original equipment manufacturer of Class 5 through Class 8 commercial electric vehicles and powertrains and provides charging infrastructure and fleet management software for fleets. The company’s primary focus is on medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes of 200 miles or less per day. The company leverages its proprietary technologies to provide commercial fleets with zero-emission vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, please visit www.xostrucks.com.
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
This press release, and the material referred to herein, may include “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Xos, Inc.’s (“Xos”) future growth. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,”

“plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) Xos, Inc.’s (“Xos”) ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, (ii) Xos’ limited operating history, (iii) cost increases and supply chain shortages in the components needed for the production of Xos’ vehicle chassis and battery system, (iv) Xos’ ability to meet production milestones and fulfill backlog orders, (v) changes in the industries in which Xos operates, (vi) variations in operating performance across competitors, (vii) changes in laws and regulations affecting Xos’ business, (viii) Xos’ inability to implement its business plan or meet or exceed its financial projections (ix) Xos’ ability to retain key personnel and hire additional personnel, (x) the risk of downturns and a changing regulatory landscape in the highly competitive electric vehicle industry and (xi) the outcome of any legal proceedings that may be instituted against Xos. You should carefully consider the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” included in Xos’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2021 and Xos’ other filings with the SEC copies of which may be obtained by visiting Xos’ Investors Relations website at https://investors.xostrucks.com/ or the SEC’s website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Xos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Xos does not give any assurance that it will achieve its expectations.

CONTACTS
Xos Investor Relations
investors@xostrucks.com

Xos Media Relations
press@xostrucks.com

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